UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2021 (January 22, 2021)

CAPITAL BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-38671	52-2083046
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

2275 Research Boulevard, Suite 600, Rockville, Maryland 20850

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (301)468-8848

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                 ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CBNK	NASDAQ Stock Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2021, the Board of Directors (the “Board”) of Capital Bancorp, Inc. (the "Company"), the holding company for Capital Bank, N.A. (the “Bank”), elected Joseph (Jody) A. Greene as a member of the Company’s Board, effective as of February 1, 2021. Mr. Greene has been a member of the Bank’s Board since 2009.

Mr. Greene is considered an independent director under the applicable rules of the Securities and Exchange Commission and The Nasdaq Stock Market. Mr. Greene will serve as a Class 1 director on the Company’s Board, and will be subject to re-election at the Company’s annual meeting of stockholders to be held in 2021. There are no arrangements or understandings between Mr. Greene and any other person pursuant to which he was selected as director.

Additional details may be found in the January 25, 2021 press release, which incorrectly stated the effective date of the appointment as January 1, 2021, attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated January 25, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL BANCORP, INC.

Dated: January 27, 2021	By:	/s/ Edward F. Barry
Edward F. Barry Chief Executive Officer